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                                                                      Exhibit 17
                                                                   March 8, 2005
                                    AGREEMENT

      This Agreement sets forth the terms upon which the business of Rainbow DBS ("Rainbow DBS") will be funded and conducted during the period March 1, 2005 through March 31, 2005.

      The funding authorization for Rainbow DBS expired on February 28, 2005. The Board of Directors (the "Board") of Cablevision Systems Corporation ("Cablevision") has authorized and directed the shutdown of Rainbow DBS.

      The parties hereto agree as follows:

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Agreement on Baseline Plan:                 Cablevision and Charles F. Dolan ("Dolan") intend to
                                            work together in an open and cooperative manner to
                                            finalize the separation of Rainbow DBS from
                                            Cablevision.  Cablevision has begun the shutdown of
                                            the business of Rainbow DBS. No new shutdown actions
                                            will be undertaken. The business will continue to be
                                            operated in accordance with the budget of Required
                                            Costs for March agreed to by Cablevision and Dolan
                                            (the "Baseline Plan"), subject to modification as
                                            provided below.  Cablevision and Dolan agree not to
                                            take any actions, directly or indirectly, that are
                                            inconsistent with the Baseline Plan, except that
                                            Dolan may cause actions inconsistent with the
                                            Baseline Plan to be taken as provided below under
                                            "Expenditures" and "Commitments and Changes".

Expenditures:                               The Rainbow DBS business shall continue to make the
                                            expenditures that would have been incurred under the
                                            Baseline Plan.  Expenditures above such amounts
                                            ("Additional Expenditures") shall be made only if
                                            authorized by the Chief Financial Officer of
                                            Cablevision or his designee (the "CFO"), which
                                            authorization shall be provided if the CFO is
                                            satisfied that cash or Funding Shares are on deposit
                                            with Cablevision (excluding Segregated Shares)
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                                            with a Market Value adequate to pay such Additional
                                            Expenditures. The CFO shall act reasonably and promptly.

Funding:                                    Dolan shall fund the Additional Expenditures.  On a
                                            daily basis, Cablevision shall effect Dolan's
                                            funding of the Additional  Expenditures by
                                            withdrawing cash deposited with Cablevision by Dolan
                                            in an amount equal to such Additional Expenditures
                                            or withdrawing and canceling shares of Class A
                                            Common Stock and Class B Common Stock deposited with
                                            Cablevision by Dolan (the "Funding Shares") with a
                                            Market Value equal to the amount of such Additional
                                            Expenditures.  The funding amount on any day shall
                                            first come from any unsegregated cash on deposit,
                                            then from any unsegregated shares of Class A Common
                                            Stock, and then from any shares of unsegregated
                                            Class B Common Stock.

Commitments and Changes:                    Rainbow DBS shall make no commitments or other
                                            agreements and shall not alter the Baseline Plan or
                                            reverse actions previously taken in accordance with
                                            the Baseline Plan, in each case without the prior
                                            written approval of the CFO.  The CFO shall provide
                                            the required written approval if the CFO is
                                            satisfied that sufficient cash or Funding Shares are
                                            on deposit to fully pay the costs of such action.
                                            The CFO shall act reasonably and promptly.  If such
                                            an action is approved, the CFO shall segregate that
                                            cash or those Funding Shares, which shall then be
                                            unavailable for any other purpose ("Segregated Cash"
                                            and "Segregated Shares").  The CFO shall use the
                                            Segregated Cash and Segregated Shares to pay the
                                            costs associated with the actions that gave rise to
                                            the segregation.

Funding Shares:                             Dolan shall deliver to Cablevision by the close of
                                            business on March 9, 2005 cash and/or shares of
                                            Class A Common Stock or
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                                            Class B Common Stock free and clear of any liens, claims and encumbrances and together with a stock power duly endorsed to
                                            Cablevision and having a Market Value of $10 million. Dolan may substitute cash for unsegregated Funding Shares at any time by depositing cash in an amount equal to the Market Value of the Funding Shares to be withdrawn.

                                            "Market Value" means the arithmetic
                                            average of the closing price of the
                                            Class A Common Stock on The New York
                                            Stock Exchange over the 10 New York
                                            Stock Exchange trading days
                                            preceding the date of any
                                            determination (or in the case of a
                                            substitution of cash for Funding
                                            Shares, the closing price on the day
                                            prior to the date of substitution).

Corporate Controls:                         As with every subsidiary of Cablevision, Rainbow DBS
                                            is and shall remain subject to the management and
                                            internal controls of Cablevision.  Cablevision shall
                                            continue to have the right to contact and deal with
                                            any employee, consultant, vendor, supplier or
                                            customer of Rainbow DBS.  Neither Dolan nor Tom
                                            Dolan shall, directly or indirectly, give any
                                            instruction or take any action inconsistent
                                            herewith. The actions of Cablevision under the
                                            Baseline Plan shall be coordinated with Tom Dolan
                                            through advance notification of those actions.

Termination:                                This Agreement shall terminate at 5:00 P.M. New York
                                            City time on March 31, 2005.  Dolan shall have the
                                            right to terminate this Agreement at any earlier
                                            time.  Upon any termination (i) any cash or Funding
                                            Shares not previously cancelled, other than
                                            Segregated Cash or Segregated Shares, shall be
                                            returned to Dolan, and (ii) the shutdown of Rainbow
                                            DBS shall be implemented immediately.  Cablevision
                                            may terminate this Agreement immediately upon the
                                            occurrence of any breach of the terms
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                                            hereof by Dolan or Tom Dolan. Upon any termination, the
                                            Segregated Cash and Segregated Shares shall be held as
                                            security against claims arising out of the commitments or
                                            actions that gave rise to their segregation.
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CABLEVISION SYSTEMS CORPORATION


By:    /s/ Hank J. Ratner
     ---------------------------------
      Name: Hank J. Ratner
      Title:  Vice Chairman

    /s/ Charles F. Dolan
---------------------------------------
      Charles F. Dolan

  /s/ Thomas C. Dolan
---------------------------------------
      Thomas C. Dolan


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